Exhibit 10.13

Agreement for Banking Transactions

Sumitomo Mitsui Banking Corporation

March 31, 2005

Client:

	Name:	UBIC, Inc.
Masahiro Morimoto, President and Representative Director

	Address:	2-4-7, Kounan, Minato Ward, Tokyo, Japan

Bank:

Sumitomo Mitsui Banking Corporation, Branch

The Client and the Bank have agreed to the following basic conditions applicable to the banking transactions between them.

Article 1 (Scope of Application)

1.              Unless otherwise agreed upon by the Client and the Bank, the terms and conditions of this Agreement shall be applied commonly to the loan on bill, bill discount, loan on deed, overdraft, approval of payment, foreign exchange, derivative transactions and any other banking transactions between the Client and the Bank.

2.              Aforesaid banking transactions shall include a guarantee transaction where the Client guarantees the banking transactions between the Bank and third party.

3.              The terms and conditions hereof shall be applied to the fulfillment by the Client of its debts when the Bank acquires through a transaction with third party a bill drawn, endorsed, accepted, accepted for honor or guaranteed by the Client.

4.              The terms and conditions hereof shall be applied commonly to the transactions between the Client and the head office of the Bank.

Article 2 (Interest and Delinquency Charge)

1.              Rate of interest, discount charge, guarantee charge, commission, settlement money and return thereof and the timing and manner of payment thereof shall be as separately agreed upon by the Client and the Bank, provided that, in case of financial situation change and other due reason, either party may request a negotiation from the other party for a change to an extent generally considered to be reasonable.

2.              If the Client fails to fulfill its debts to the Bank, the Client shall pay the delinquency charge at 14% per annum on the amount payable. In this case, the delinquency charge shall be calculated on a prorated daily basis on 365 days a year.

Article 3 (Provision of Security)

1.              If requested by the Bank in either of the following situations, the Client shall immediately provide the Bank with the security or additional security deemed appropriate by the Bank or furnish or add a guarantor.

(i)                       A security provided to the Bank is destroyed or lost or its value decreases objectively due to a cause not attributable to the Bank.

(ii)                    Any one of the situations set forth in each item of Paragraph 1 or 2 of Article 5 occurs against a guarantor of the Client.

2.              The preceding paragraph shall be applied to a case where the Bank requests the protection of its receivables for a reasonable period expressing a due reason in writing and such reason is objectively considered to require such protection.

Article 4 (Disposition of Security)

1.              If the Client fails to fulfill its debts to the Bank, the latter may collect or dispose of the security in accordance with legal procedures or generally acceptable manner, timing, price, etc. in order to appropriate the proceeds less relevant expenses to the repayment of the Client’s debts irrespective or legal priorities. Any outstanding debts of the Client after appropriation of such proceeds to the repayment of the Client’s debts shall be immediately repaid by the Client to the Bank. Any surplus of such proceeds shall be refunded by the Bank to the party entitled thereto.

2.              If the Client fails to fulfill its debts to the Bank, the latter may treat the personal property, bill and other negotiable securities of the Client in the possession of the Bank in the same manner as set forth in the preceding paragraph.

Article 5 (Loss of Benefit of Term)

1.              If any one of the situations set forth in each of the following items occurs against the Client, it shall duly lose the benefit of term for its all debts to the Bank and shall immediately repay the same without notice or reminder of the Bank.

(i)                       A petition is filed for the suspension of payment, the bankruptcy, or the commencement of civil rehabilitation proceedings, corporate reorganization proceedings, corporate arrangement or special liquidation.

(ii)                    Transactions with clearing houses are suspended.

(iii)                 An order or notice is dispatched for the provisional seizure, preservative seizure or attachment of the deposit or other receivables of the Client or its guarantor with or from the Bank.

2.              If any one of the situations set forth in each of the following items occurs against the Client, it shall lose the benefit of term for its all debts to the Bank and shall immediately repay the same upon request of the Bank.

(i)                       Fulfillment of any part of the debts to the Bank delays.

(ii)                    Procedures for attachment or auction commences for the subject matter of the security.

(iii)                 The Client breaches the Agreement with the Bank.

(iv)                Otherwise, there is a due reason which is objectively considered to require the protection of receivables of the Bank.

3.              If the request set forth in the preceding paragraph arrives late or is not delivered due to a reason attributable to the Client, including a failure to notify a change of address, the Client shall be deemed to lose the benefit of term when the request would otherwise have arrived.

Article 6 (Repurchase of Discount Bill)

1.              In the discount of a bill, if any one of the situations set forth in each item of Paragraph 1 of the preceding Article occurs against the Client, it shall duly assume a repurchase liability in the amount shown on the bill and shall make an immediate repayment without notice or reminder of the Bank with respect to all bills or, if the primary debtor of a bill fails to pay when due or if any one of the situations set forth in each item of Paragraph 1 of the preceding Article occurs against such primary debtor, with respect to a bill of which such primary debtor is the primary debtor.

2.              Besides the preceding paragraph, if there is a due reason which is objectively considered to require the protection of receivables of the Bank with respect to a discount bill, the Client shall assume a repurchase liability in the amount shown on the bill and shall make an immediate repayment upon request of the Bank. If such request arrives late or is not delivered due to a reason set forth in Paragraph 3 of the preceding Article, the Client shall assume a repurchase liability when the request would otherwise have arrived.

3.              The Bank may exercise any and all rights as a bill holder until the Client fulfills its debts in accordance with the preceding two paragraphs.

4.              With respect to the fulfillment of the repurchase liability, even if the right to the bill does not come into effect due to non-fulfillment of a requirement for the bill or a statement that invalidates the bill, or even if the right to the bill is cancelled due to a defect of the procedures to protect the right, the Client shall assume liability for the amount shown on the bill

Article 7 (Set-off by the Bank)

1.              If the Client must fulfill its debts to the Bank due to arrival of due date, loss of benefit of term, occurrence of repurchase liability, occurrence of liability for contribution or any other reason, the Bank may set off at any time such debts against the Client’s deposit or other receivables with or from the Bank irrespective of when such receivables are due.

2.              In a situation where the Bank can set off under the preceding paragraph, it may receive a refund of the money deposited in place of the Client and appropriate the same to the repayment of the Client’s debts.

3.              When the Bank sets off under the preceding two paragraphs, the interest on receivables/debts, discount charge, settlement money, delinquency charge, etc. shall be calculated up to the date when the Bank effects calculation. Also, the interest rate, charge or the like shall be reasonably determined by the Bank unless otherwise agreed upon by the Client and the Bank. For the foreign exchange rate, the rate as of when the Bank effects calculation shall be applied.

Article 8 (Set-off by the Client)

1.              Unless otherwise agreed by the Client and the Bank to restrict the repayment before maturity, the Client may set off its deposit or other receivables with or from the Bank which are due against its debts to the Bank even if such debts are not yet due.

2.              When under the preceding paragraph the Client sets off a discount bill not yet due, it may do so by assuming the repurchase liability in the amount specified on the bill, provided that it may not set off any discount bill being retransferred by the Bank to third party.

3.              When the Client sets off under the preceding two paragraphs, it may do so by giving a written notice and shall immediate provide the Bank with a passbook or certificate of the relevant deposit or other receivables.

4.              When the Client sets off, the interest on receivables/debts, discount charge, settlement money, delinquency charge, etc. shall be calculated up to the date when the notice of set-off arrives. Also, the interest rate, charge or the like shall be reasonably determined by the Bank unless otherwise agreed upon by the Client and the Bank. For the foreign exchange rate, the rate as of when the Bank effects calculation shall be applied.

Article 9 (Option of Right)

If the receivables of the Bank from the Client contain the right to a bill, the Bank may at its option claim or set off in accordance with any right.

Article 10 (Presentation and Delivery of Bill)

1.              In a situation of the preceding Article, if the Bank intends to set off in accordance with Article 7 without claim on a bill, it shall not be required to return the bill at the time of set-off.

2.              If any bill must be returned by the Bank to the Client at the time of set-off under Article 7 or 8, the Client shall receive the bill at the location of the Bank, except a bill not yet due, which the Bank may collect as it is.

3.              When the Bank intends to set off in accordance with Article 7 with claim on a bill, it shall not be required to present or deliver the bill only for the following cases. Receipt of a bill shall be governed mutatis mutandis by the preceding paragraph.

(i)                       Location of the Client is unknown to the Bank.

(ii)                    The Client appoints the Bank as the place of payment for a bill.

(iii)                 Service of a bill is objectively considered to be difficult for due reason.

(iv)                Presentation or delivery should be omitted due to collection or any other reason.

4.              If there still is an outstanding debt of the Client to the Bank which must be fulfilled immediately after set-off under Article 7 or 8 and there is a debtor of the bill other than the Client, the Bank may retain the bill and treat it in accordance with Article 4.

Article 11 (Designation by the Bank for Appropriation)

If the repayment or set-off under Article 7 is insufficient to cancel the Client’s debts to the Bank in full, the Client may make appropriation in the manner and priorities considered suitable by it and shall notify the Client to that effect in writing. In this case, the Client shall not lodge objection against such appropriation.

Article 12 (Designation by the Client for Appropriation)

1.              If the set-off by the Client under Article 8 is insufficient to cancel the Client’s debts to the Bank in full, the Client may designate the manner and priorities of appropriation by giving a written notice to the Bank.

2.              If the Client fails to designate in accordance with the preceding paragraph, the Bank may make appropriation in the manner and priorities considered suitable by it by giving a written notice to the Client. In this case, the Client shall not lodge objection against such appropriation.

3.              If the designation set forth in Paragraph 1 may impair the protection of receivables of the Bank, it may make appropriation in the manner and priorities designated by itself taking into account the existence or weight of security or guarantee, difficulty of disposition, longevity of term of repayment and possibility of settlement of discount bill subject to a written objection without delay.

4.              In case of appropriation by the Bank under the preceding two paragraphs, it may designate the manner and priorities as if the Client’s undue debts became due and as if the Client bears the repurchase liability for undue discount bill or prior liability for contribution for approval of payment.

Article 13 (Risk of Loss and Exemptions)

1.              If a bill drawn, endorsed, accepted, accepted for honor or guaranteed by the Client or a deed presented by the Client to the Bank is missing, lost, destroyed or delivered late due to acts of the God, disaster, transportation accident or other inevitable situations, the Client shall repay its debts in accordance with the books, slips or other records of the Bank and shall immediately provide the replacement bill or deed if requested by the Bank. Any damage whereby incurred shall be borne by the Client except a case attributable to the Bank.

2.              If any damage is caused for the security deposited by the Client to the Bank by any of the inevitable situations set forth in the preceding paragraph, the damage shall be borne by the Client except the case attributable to the Bank.

3.              When the Bank does transactions after having checked the seal impression and signature on a bill or deed with those presented by the Client with due reason and identified them, the Client shall bear any damage which may be caused by any forgery, falsification, fraudulent use or any other fraud of a bill, deed, seal or signature and shall assume liability according to the statement in the bill or deed.

4.              The Client shall bear any expenses required for the exercise or protection of the right of the Bank against the Client and for the collection or disposition of the security and any expenses required for cooperation rendered by the Bank according to the request of the Client for protection of the Client’s right.

Article 14 (Change of Registered Information)

1.              Any change in the seal, signature, corporate name, trade name, representative, address or any other information registered with the Bank shall be immediately notified by the Client to the Bank in writing.

2.              Any notice or document given or sent by the Bank which may arrive late or may not be delivered due to failure of the Client to notify in accordance with the preceding paragraph or any other reason attributable to the Client shall be deemed to have arrived when it would have otherwise arrived.

Article 15 (Report and Investigation)

1.              The Client shall provide the Bank periodically with copies of the balance sheet, profit and loss statement or other documents showing the financial status of the Client.

2.              The Client shall present documents, report or provide facility if requested by the Bank to an extent necessary for the Bank to investigate the assets, management, business performance and the like of the Client.

3.              Any material change in its assets, management, business performance of the Client shall be reported to the Bank.

Article 16 (Termination)

Subject to no debt of the Client against the Bank hereunder, the Client may terminate this Agreement at any time with written notice to the Bank.

Article 17 (Governing Law and Jurisdiction)

1.              This Agreement and any other agreements for transactions thereunder shall be governed by the laws of Japan.

2.              Any lawsuit which may be raised for transactions in accordance with this Agreement shall be submitted to a court having jurisdiction over the location where the head office or branch of the Bank is located.